SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 29, 1996

                         MICHIGAN FINANCIAL CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)

        0-7515                                       38-2011532 (I.R.S. Employer
(Commission File No.)                                   Identification No.)

             101 West Washington Street, Marquette, Michigan 49855
                    (Address of Principal Executive Offices)

                                     49855
                                   (Zip Code)

                                 (906) 228-6940
              (Registrant's Telephone Number, Including Area Code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

           a. On May 29, 1996, the board of directors of Michigan Financial Corporation approved the dismissal of its certifying accountants, Ernst & Young, LLP, to be effective May 29, 1996, and retained as its new certifying accountant, Crowe, Chizek, and Co. LLP, for audit services beginning in 1996. Ernst & Young's report on Michigan Financial Corporation's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by Michigan Financial Corporation's Audit Committee.

           During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between Michigan Financial Corporation and Ernst & Young, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

           None of the "reportable events" described in Item 304(a)(1)(v) occurred with respect to Michigan Financial Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

           b. Effective May 29, 1996, Michigan Financial Corporation engaged Crow, Chizek, and Co. LLP as its principal accountants for audit services for the year ending December 31, 1996. During the last two fiscal years and the subsequent interim period to the date hereof, Michigan Financial Corporation did not consult Crowe, Chizek, and Co. LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act to 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICHIGAN FINANCIAL CORPORATION

June 3, 1996                        By: /s/ Howard L. Cohodas
                                        HOWARD L. COHODAS
                                        Chairman and President
                                        (Chief Executive Officer)